                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                     ------------------------------------------

                           UNITED AUTO GROUP, INC.
               (Name of Registrant as Specified In Its Charter)

                     ------------------------------------------

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(I) and
        0-11.

        1) Title of each class of securities to which transaction applies:

           ---------------------------------------------

        2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------

        4) Proposed maximum aggregate value of transaction:

           ---------------------------------------------

        5) Total fee paid:

           ---------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

     ---------------------------------------------

  2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------

  3) Filing Party:

     ---------------------------------------------

  4) Date Filed:

     ---------------------------------------------

                              [UNITED AUTO LOGO]



                             ---------------------



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 MAY 21, 1998


                            ---------------------


     The Annual Meeting of Stockholders of United Auto Group, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Regency Hotel, 540 Park Avenue, Ballroom, New York, New York, on Thursday, May 21, 1998, at 9:00 a.m., local time, for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Proxy
Statement:

   (a) To elect three Class II directors to serve until the 2001 annual meeting of stockholders or until their respective successors are duly elected and qualified;

   (b) To approve an amendment to the Company's Stock Option Plan;

   (c) To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1998 ("Fiscal 1998"); and

   (d) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Holders of Common Stock of record at the close of business on April 21, 1998 (the "Record Date") are entitled to vote at the Annual Meeting and any adjournment thereof. A list of stockholders of the Company as of the Record Date will be available for inspection during business hours from May 7 through May 20, 1998 at 375 Park Avenue, 11th Floor, New York, New York 10152, and will also be available for inspection at the Annual Meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE A QUORUM. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY, AND VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING.




                                     By Order of the Board of Directors,


                                     /s/ Tambra S. King
                                     ----------------------
                                     TAMBRA S. KING
                                     SECRETARY

                            UNITED AUTO GROUP, INC.
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                        ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Auto Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 21, 1998, at 9:00 a.m., local time, at the Regency Hotel, 540 Park Avenue, Ballroom, New York, New York, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. It is expected that the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be mailed to stockholders entitled to vote at the Annual Meeting commencing on or about May 4, 1998.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting United Auto Group, Inc., Investor Relations, 375 Park Avenue, New York, New York 10152, (212) 230-0400. To provide the Company sufficient time to arrange for reasonable assistance, please submit all requests by May 15, 1998.


RECORD DATE AND VOTING SECURITIES

     Stockholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided. The submission of a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company a written revocation or a proxy bearing a later date. The presence at the Annual Meeting of a stockholder who has signed a proxy does not itself revoke that proxy unless the stockholder attending the Annual Meeting files written notice of revocation of the proxy with the Secretary of the Company at any time prior to the voting of the proxy.

     Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted FOR the proposals submitted for approval. The proxy card provides space for a stockholder to withhold voting for any or all nominees to the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so.

     Under Delaware law and the Company's Bylaws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares entitled to vote. Proxies marked "abstain" will be included in determining a quorum. On routine matters, brokers who hold customer shares in "street name" but have not timely received voting instructions from such customers ("broker non-votes") have discretion to vote such shares. Accordingly, the presence of such shares will be included in determining a quorum for all matters other than the proposal to approve the amendment to the Company's stock option plan, which is considered a non-routine matter.

     Under Delaware law and the Company's Bylaws, proposals must be approved by the affirmative vote of a majority, or, in the case of the election of directors, a plurality, of the shares present, either in person or by proxy, at the Annual Meeting and entitled to vote. Accordingly, abstentions have the same effect as votes "against" a proposal, whereas "broker non-votes" with respect to the proposal to approve the amendment to the Company's stock option plan and instructions to withhold voting on the election of any nominee for director have no effect on the outcome of such votes.

     The Board of Directors has fixed the close of business on April 21, 1998 as the record date (the "Record Date") for the determination of the stockholders of the Company who are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 19,621,310 shares of voting common stock, par value $0.0001 per share (the "Common Stock"), excluding treasury shares. The holders of Common Stock are entitled to one vote for each share held on the Record Date.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. The Board of Directors held four meetings during the year ended December 31, 1997 ("Fiscal 1997"). No director attended less than 75% of the board and committee meetings scheduled during Fiscal 1997.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Company does not have a standing committee on nominations. The principal responsibilities of each committee are described in the following paragraphs.

     Executive Committee. In Fiscal 1997, the Executive Committee was comprised of Marshall S. Cogan, who served as its Chairman, Carl Spielvogel, who resigned in April 1997, Michael R. Eisenson and John J. Hannan. The Executive Committee's primary function is to assist the Board of Directors by acting upon matters when the Board is not in session. The Executive Committee has the full power and authority of the Board, except to the extent limited by law or the Company's Certificate of Incorporation or Bylaws. The Executive Committee did not hold any meetings in Fiscal 1997.

     Audit Committee. In Fiscal 1997, the Audit Committee was comprised of Richard Sinkfield, who served as its Chairman, John J. Hannan and Jules B. Kroll. Mr. Sinkfield resigned from the committee upon his election as an officer of the Company in July 1997, at which time Mr. Hannan was elected to serve as the committee's Chairman. The Audit Committee is responsible for overseeing the Company's financial reporting process. The Audit Committee consults with management and the Company's independent accountants during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied. The Audit Committee also recommends a firm of certified independent accountants to serve as the Company's independent accountants, authorizes all audit fees and other professional services rendered by the accountants and periodically reviews the independence of the accountants. The Audit Committee held one meeting in Fiscal 1997.

     Compensation Committee. In Fiscal 1997, the Compensation Committee was comprised of Marshall S. Cogan, who served as its Chairman, Michael R. Eisenson, John J. Hannan and Robert H. Nelson. The Compensation Committee has the authority to determine all matters relating to the compensation of the Company's executive officers and management employees. The Compensation Committee held one meeting during Fiscal 1997.

     Stock Option Committee. In Fiscal 1997, the Stock Option Committee was comprised of Michael R. Eisenson, who served as its Chairman, and John J. Hannan, each of whom is a non-employee director. The Stock Option Committee administers and makes awards under the Company's Stock Option Plan. The Stock Option Committe did not hold any meetings during Fiscal 1997 but acted by unanimous written consent five times during Fiscal 1997.


COMPENSATION OF DIRECTORS

     The Company has a compensation plan (the "Non-Employee Director Compensation Plan") to provide compensation to the directors of the Company who are not paid employees of the Company (the "Outside Directors"). Pursuant to the Non-Employee Director Compensation Plan, each Outside Director receives an annual retainer of $15,000, a $1,000 fee for each meeting of the Board of Directors attended in person, $750 for each meeting of a committee of the Board of Directors attended in person and $500 for each such meeting participated in by telephone. These fees are payable at the option of each Outside Director in cash or in Common Stock at the current market price. All directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. As of December 31, 1997, there were four Outside Directors of the Company and four employee directors. In accordance with the internal policies of their employers, certain directors assign their director compensation to the organizations that employ them. Directors who are also employees of the Company or its subsidiaries receive no cash compensation for serving as Directors or as members of Board committees.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Marshall S. Cogan, Chairman and Chief Executive Officer of the Company, and Robert H. Nelson, Executive Vice President -- Operations of the Company, are members of the Compensation Committee. The Commission requires issuers to disclose the existence of any other company in which both (i) an executive officer of the Company serves on the board of directors and/or compensation committee and (ii) a director of the Company serves as an executive officer. Mr. Cogan served as Chairman of the Board and Chief Executive Officer of Foamex International Inc. ("Foamex") until May 1997, and Carl Spielvogel, the Company's Chief Executive Officer until April 1997, served on the compensation committee of Foamex until March 1997.


                             ELECTION OF DIRECTORS


     The Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The term of the present Class II directors expires at the Annual Meeting. At the Annual Meeting, the stockholders will elect three Class II directors to hold office, subject to the provisions of the Company's Bylaws, until the Annual Meeting of Stockholders in 2001 and until their respective successors shall have been duly elected and qualified.


     Unless contrary instructions are given, the persons named in the enclosed proxy or their substitutes will vote FOR the election of the three Class II director nominees named below. The Board of Directors believes that the nominees are willing to serve as directors. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed proxy or their substitutes intend to vote for the election of such designated nominees.


     The nominees for election as Class II directors to serve until the Annual Meeting of Stockholders in 2001 and the Class I and Class III directors, whose terms of office continue until the Annual Meeting of Stockholders in 2000 and 1999, respectively, together with certain information about them, are set forth below:



CLASS II DIRECTORS
-------------------------------
JULES B. KROLL                    Jules B. Kroll, 56, has served as a director of the Company since
 Chairman and Chief Executive     December 1993. He has served as Chairman and Chief Executive
 Officer of The Kroll-O'Gara      Officer of The Kroll-O'Gara Company ("Kroll-O'Gara"), an
 Company.                         international corporate investigation and consulting firm, since
                                  December 1997. Prior thereto, Mr. Kroll served as Chairman of
                                  Kroll Associates, a predecessor company to Kroll-O'Gara. Mr.
                                  Kroll is also a director of Presidential Life Corporation.

ROBERT H. NELSON                     Robert H. Nelson, 52, has served as a director of the Company
 Executive Vice President --         since January 1996 and as Executive Vice President -- Operations
 Operations of the Company           of the Company since January 1997. He has also served as Vice
 and Senior Vice President,          Chairman of UnitedAuto Finance, Inc. since March 1996, Chief
 Chief Financial Officer and         Financial Officer of Trace International Holdings, Inc. ("Trace")
 Chief Operating Officer of          since 1987 and Senior Vice President, Chief Operating Officer and
 Trace International Holdings,       a director of Trace since 1994.
 Inc.

RICHARD SINKFIELD                    Richard Sinkfield, 55, has served as a director of the Company
 Executive Vice President and        since December 1993 and as Executive Vice President and Chief
 Chief Administrative Officer of     Administrative Officer of the Company since July 1997. He is a
 the Company and Senior              Senior Partner with the law firm of Rogers & Hardin in Atlanta,
 Partner with the law firm of        Georgia, which he joined in 1976. Mr. Sinkfield is also a director of
 Rogers & Hardin.                    Weyerhaeuser Company.

CLASS III DIRECTORS

MICHAEL R. EISENSON                  Michael R. Eisenson, 42, has served as a director of the Company
 President and Chief Executive       since December 1993. He is the President and Chief Executive
 Officer of Harvard Private          Officer of Harvard Private Capital Group, Inc., which he joined in
 Capital Group, Inc.                 1986. Harvard Private Capital Group, Inc. manages the private equity and real estate portfolios of the Harvard University endowment fund. Mr. Eisenson is also a director of Harken Energy
                                     Corporation, ImmunoGen, Inc., Playtex Products, Inc. and The
                                     WMF Group, Ltd.

JOHN J. HANNAN                       John J. Hannan, 45, has served as a director of the Company since
 Principal of Apollo Advisors,       December 1993. Mr. Hannan is one of the founding principals of
 L.P. and of Apollo Real Estate      Apollo Advisors, L.P., which together with an affiliate has acted
 Advisors, L.P.                      since 1991 as managing general partner of Apollo Investment
                                     Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P.,
                                     private securities investment funds, and of Apollo Real Estate
                                     Advisors, L.P., which since 1993 has acted as managing general partner of the Apollo Advisors, L.P. real estate investment funds, and of Lion Advisors, L.P., which since 1991 has acted as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Hannan is also a director of Aris Industries, Inc., Converse, Inc., and The Florsheim
                                     Shoe Company, Inc.

CLASS I DIRECTORS

MARSHALL S. COGAN                   Marshall S. Cogan, 60, has served as Chairman of the Board and
 Chairman of the Board and          Chief Executive Officer since April 1997, prior to which he served
 Chief Executive Officer of the     as Vice Chairman of the Board, and as a director of the Company
 Company and Chairman of the        since December 1990. Since 1974, Mr. Cogan has been the
 Board and Chief Executive          principal stockholder, Chairman or Co-Chairman of the Board of
 Officer of Trace International     Directors and Chief Executive Officer or Co-Chief Executive
 Holdings, Inc.                     Officer of Trace. Trace has acquired many companies in various consolidating industries and conceived the concept for the
                                    Company, which it founded in December 1990. Since May 1997,
                                    Mr. Cogan has been the Vice Chairman of Foamex. Prior thereto, he served as its Chairman from September 1993 and its Chief
                                    Executive Officer from January 1994. He has also been a director of Recticel s.a. since February 1993. Mr. Cogan served as Chairman and a director of other companies formerly owned by Trace, including General Felt Industries, Inc., Knoll International, Inc.
                                    and Sheller-Globe Corporation. Prior to forming Trace, he was a senior partner at Cogan, Berlind, Weill & Levitt and subsequently
                                    CBWL-Hayden Stone, Inc., both predecessor companies to
                                    Lehman Brothers Inc. Additionally, Mr. Cogan serves on the
                                    Board of Trustees of The Museum of Modern Art, the Boston
                                    Latin School and New York University Medical Center and the
                                    Board of Directors of the American Friends of the Israel Museum.
                                    He also serves on several committees of Harvard University.

SAMUEL X. DIFEO                     Samuel X. DiFeo, 48, has served as President and Chief Operating
 President and Chief Operating      Officer and as a director of the Company since January 1998 and
 Officer of the Company             served as Executive Vice President of certain subsidiaries of the
                                    Company, the assets of which were formerly owned by Mr. DiFeo and certain members of his family (the "DiFeo Group"), from
                                    October 1992 to January 1998. Prior to the Company's acquisition of the DiFeo Group, Mr. DiFeo co-managed the operations of the
                                    DiFeo Group from 1972.

JOHN M. SALLAY                      John M. Sallay, 42, has served as a director of the Company since
 Managing Director of Harvard       December 1993. He is a Managing Director of Harvard Private
 Private Capital Group, Inc.        Capital Group, Inc., which he joined in 1990. Mr. Sallay is also a director of E-Z Serve Corporation.

VOTE REQUIRED

     The affirmative vote of a plurality of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of Class II directors.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES LISTED ABOVE.


                              EXECUTIVE OFFICERS

     Executive officers are elected by the Board of Directors and hold office until their successors have been duly elected and qualified or until their earlier resignation or removal from office. A brief biography of each executive officer of the Company as of March 31, 1998 is provided below (other than Messrs. Cogan, DiFeo, Nelson and Sinkfield, whose biographies are set forth above).

     George G. Lowrance, 53, served as Executive Vice President, Secretary and General Counsel of the Company from January 1993 to June 1996 and has served as Senior Vice President -- Development since June 1996. Prior thereto, he was a dealer principal for 13 years, representing Pontiac, Chevrolet, Volvo, Nissan, Saab, Range Rover, Porsche, Audi, Volkswagen, Peugeot, Rolls Royce and Maserati. He also co-authored the current dealer agreements for Volkswagen and Porsche. Mr. Lowrance served as Chairman of the National Dealer Council for Audi from 1984 to 1987 and served in the same role for Porsche from 1987 to 1990.

     Philip N. Smith, Jr., 55, served as Vice President, Secretary and General Counsel of the Company from June 1996 until August 1997 and as Senior Vice President and General Counsel since August 1997. Mr. Smith has also served as Vice President or Senior Vice President and General Counsel of Trace since January 1988 and as Vice President, Secretary and General Counsel of Foamex since October 1993. Prior to joining such companies, he was the sole stockholder of a professional corporation that was a partner of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

     Karl H. Winters, 39, served as Vice President and Treasurer of the Company from March 1997 and has served as Executive Vice President and Chief Financial Officer of the Company since August 1997. He currently serves as Vice President -- Finance of Trace, which he joined in September 1993. Prior thereto, Mr. Winters served as a senior audit manager for Coopers & Lybrand L.L.P., an accounting, financial advisory services and management consulting firm, which he joined in 1983.

     James R. Davisdon, 52, served as Senior Vice President -- Finance of the Company from February 1997 and has served as Executive Vice President -- Accounting and Fixed Operations of the Company since August 1997. Prior to joining the Company, Mr. Davidson served as an audit partner for Ernst & Young L.L.P., an accounting, financial advisory services and management consulting firm, which he joined in 1973.

EXECUTIVE COMPENSATION

     The following table contains information concerning annual and long-term compensation of each individual who served as chief executive officer during Fiscal 1997 and each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of Fiscal 1997 (the "Named Executive Officers") for services rendered in all capacities during the fiscal years 1997, 1996 and 1995.
                          SUMMARY COMPENSATION TABLE



                                                                       LONG TERM
                                          ANNUAL COMPENSATION        COMPENSATION
                                        ------------------------   ----------------
                                                                      SECURITIES
NAME AND                                                              UNDERLYING          ALL OTHER
PRINCIPAL POSITION              YEAR     SALARY($)     BONUS($)       OPTIONS(#)       COMPENSATION($)
----------------------------   ------   -----------   ----------   ----------------   ----------------
Marshall S. Cogan ..........   1997       663,440           --               --                 --
 Chairman of the Board         1996            --           --          100,000                 --
 and Chief Executive Officer   1995            --           --                                  --
Carl Spielvogel ............   1997       401,443           --          100,000(1)         595,617(1)
 Chairman of the Board         1996       750,000      375,000          500,000                 --
 and Chief Executive Officer   1995       750,000      250,000               --                 --
Samuel X. DiFeo ............   1997       720,000           --           20,000                 --
 President and Chief           1996       203,600      303,682           41,267                 --
 Operating Officer             1995       203,600           --               --                 --
James R. Davidson ..........   1997       230,191      200,000           20,000                 --
 Executive Vice President --   1996            --           --               --                 --
 Administration                1995            --           --               --                 --
Robert H. Nelson ...........   1997       388,865      100,000               --                 --
 Executive Vice President --   1996            --           --           34,000                 --
 Operations                    1995            --           --               --                 --
George G. Lowrance .........   1997       329,374      100,000           33,000                 --
 Senior Vice President --      1996       251,846       57,880           34,000                 --
 Development                   1995       207,677       20,000               --                 --

----------
(1) Represents payments under a Consulting Agreement, dated March 7, 1997, which provides for Mr. Spielvogel to perform consulting services for the Company during the period beginning on April 17, 1997 and ending on December 31, 2000 in exchange for a monthly fee in the amount of $83,333, certain welfare benefits and an expense allowance. The Consulting Agreement was entered into in connection with Mr. Spielvogel's resignation as the Chairman of the Board and Chief Executive Officer, which resignation became effective on April 17, 1997.

STOCK OPTION GRANTS


     The following table sets forth information concerning individual grants of options to purchase Common Stock made to the Named Executive Officers during Fiscal 1997.

                         OPTION GRANTS IN FISCAL 1997



                                                                                     POTENTIAL REALIZABLE
                                                PERCENT OF                                 VALUE AT
                                                  TOTAL                             ASSUMED ANNUAL RATES OF
                                  NUMBER OF      OPTIONS                            STOCK PRICE APPRECIATION
                                 SECURITIES     GRANTED TO                                    FOR
                                 UNDERLYING     EMPLOYEES   EXERCISE OR                 OPTION TERM (1)
                                   OPTIONS      IN FISCAL   BASE PRICE   EXPIRATION -----------------------
NAME                               GRANTED      YEAR 1997    ($/SHARE)      DATE       5%($)      10%($)
----------------------------- ---------------- ----------- ------------ ----------- ---------- ------------
Marshall S. Cogan ...........           --           --           --           --         --           --
Carl Spielvogel .............      100,000(2)       18.4        30.00     4/17/01    646,519    1,392,300
Samuel X. DiFeo .............       20,000(3)        3.7        17.00     5/14/07    213,824      541,872
James R. Davidson ...........       20,000(3)        3.7        17.00     5/14/07    213,824      541,872
Robert H. Nelson (4) ........           --           --           --           --         --           --
George G. Lowrance ..........       33,000(3)        6.0        17.00     5/14/07    352,810      894,090

----------
(1) Amounts reflect certain assumed rates of appreciation set forth in the Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The values in these columns assume that the fair market value on the date of grant of each option was equal to the exercise price thereof.

(2)   Options were granted, vested and became exercisable on April 17, 1997.

(3) Options were granted on May 14, 1997 and vest and become exercisable in five equal annual installments beginning on May 14, 1998.

(4)   Mr. Nelson was not granted any options during Fiscal 1997.



STOCK OPTION EXERCISES AND HOLDINGS


     The following table sets forth information concerning options to purchase Common Stock exercised by the Named Executive Officers during Fiscal 1997 and the number and value of options held by them on December 31, 1997.

   AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FY-END OPTION VALUES

                                                                          NUMBER OF
                                                                          SECURITIES           VALUE OF
                                                                          UNDERLYING         UNEXERCISED
                                                                         UNEXERCISED           IN-THE-
                                                                          OPTIONS AT       MONEY OPTIONS AT
                                                                       FISCAL YEAR-END     FISCAL YEAR-END
                                                                           (#) (1)              ($)(2)
                                                                      -----------------   -----------------
                                         SHARES
                                       ACQUIRED ON        VALUE          EXERCISABLE/        EXERCISABLE/
NAME                                  EXERCISE (#)     REALIZED ($)     UNEXERCISABLE       UNEXERCISABLE
----------------------------------   --------------   -------------   -----------------   -----------------
Marshall S. Cogan.................            --               --      25,000/75,000          --
Carl Spielvogel ..................       424,300        3,512,783     175,700/    --       85,162/ n/a
Samuel X. DiFeo ..................            --               --      37,267/24,000      134,500/50,500
Robert H. Nelson .................            --               --      27,200/ 6,800      221,000/55,250
George G. Lowrance ...............         3,500           48,688      29,800/32,000      195,925/76,825
James R. Davidson ................            --               --       4,000/16,000        4,500/18,000

----------
(1) Except as otherwise noted, these options are for Common Stock of the Company and were granted pursuant to the Stock Option Plan.

(2) The closing price of the Company's Common Stock on December 31, 1997 was $18-5/16.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act or 1934, as amended (the "Exchange Act"), that might incorporate filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee (the "Compensation Committee") and Stock Option Committee (the "Stock Option Committee") on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.


      REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee's responsibilities include establishing the Company's policies governing the compensation of officers and other key executives of the Company. The Compensation Committee approves all elements of compensation for executive officers. The Stock Option Committee is responsible for the administration of the Stock Option Plan.

     EXECUTIVE COMPENSATION The Company's compensation program consists of base salary, annual incentive payments, stock options and employee benefits. The goal of the Company's compensation program is to motivate and reward its executive officers and other key employees to improve long-term stockholder value and to attract and retain the highest quality executive and key employee talent available. The Company's executive compensation program is designed to align executive compensation practices with increasing the value of the Company's Common Stock and to foster adherence to, and promotion of, the Company's business mission, values, strategic goals and annual objectives.

     The Compensation Committee meets at least annually to review salary increases for the current year and incentive payments to be made in connection with the previous year's performance. The Compensation Committee will consider an executive's scope of responsibilities, level of experience, individual performance and attainment of pre-established goals as well as the Company's business plan and general economic factors. In making its decisions, and to maintain the desired levels of competitiveness and congruity with the Company's long-term performance goals, the Compensation Committee will receive input from the Company's Chief Executive Officer, President, Executive Vice President -- Administration and Chief Financial Officer.

     BASE SALARY AND BONUS The salary levels for executive officers are determined by such officer's level of job responsibility and experience, job performance and attainment of pre-established goals. Additional consideration is given to salaries for a comparable position within the industry and the Company's ability to pay. Bonus payouts to executive officers and other key employees of the Company are based on the attainment of corporate earnings goals.

     OPTIONS THE STOCK OPTION Committee believes strongly that the interests of senior management must be closely aligned with those of the stockholders. Long-term incentives in the form of stock options provide a vehicle to reward executive officers only if there is an increase in stockholder value. Stock options are granted on a discretionary basis within a guideline range that takes into account the position responsibilities of executive officers and key employees of the Company whose contributions and skills are important to the long-term success of the Company. Stock options to purchase Common Stock providing long-term incentives may be granted to executive officers with a maximum term of ten years.

     During Fiscal 1997, the Stock Option Committee granted 544,800 options to purchase Common Stock to officers or key employees of the Company or its affliates. Such options were granted at exercise prices equal to the fair market value of the Common Stock on the dates of grant.

     CHIEF EXECUTIVE OFFICER In Fiscal 1997, Mr Cogan received $663,440 in compensation from the Company. Mr. Cogan's salary was based upon a review of market data for similar positions, the exceptional contribution already made by Mr. Cogan to the Company, as well as his leadership in positioning the Company to take advantage of growth opportunities in the industry.

     POLICY REGARDING QUALIFYING COMPENSATION Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") imposes a $1,000,000 ceiling on tax-deductible remuneration paid to any one of the five most highly compensated executive officers of a publicly-held corporation, unless the compensation is treated as performance related or is otherwise exempt from the provisions of Section 162(m). The Compensation Committee does not anticipate the compensation paid to any the Named Executive Officers to be affected by
Section 162(m) in the near term and therefore expects that all such compensation will be fully deductible. Because of the current inapplicability of Section 162(m) to the compensation paid to the Named Executive Officers, the Compensation Committee has not yet made any policy decisions with respect to the Section 162(m) limit.


COMPENSATION COMMITTEE          STOCK OPTION COMMITTEE


Marshall S. Cogan, Chairman            Michael R. Eisenson, Chairman
Michael R. Eisenson                    John J. Hannan
John J. Hannan
Robert H. Nelson

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 21, 1998, regarding the beneficial ownership of Common Stock by (i) each stockholder who is known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group.


                                                                           SHARES BENEFICIALLY
                                                                                   OWNED
                                                                          ----------------------
BENEFICIAL OWNER                                                           NUMBER(1)     PERCENT
-----------------------------------------------------------------------   -----------   --------
Trace International Holdings, Inc. ....................................    4,016,110       20.5
 375 Park Avenue
 New York, New York 10152
Aeneas Venture Corporation ............................................    2,843,656       14.5
 (as affiliate of Harvard Private Capital Group, Inc.)
 600 Atlantic Avenue
 Boston, Massachusetts 02210
AIF II, L.P. ..........................................................    1,843,656        9.4
 c/o Apollo Advisors, L.P.
 Two Manhattanville Road
 Purchase, New York 10577
Marshall S. Cogan (2) .................................................    4,107,110       20.9
Samuel X. DiFeo (3) ...................................................      147,467         *
Richard Sinkfield .....................................................       10,400         *
Robert H. Nelson (4) ..................................................       31,200         *
James R. Davidson (5) .................................................        5,500         *
Carl Spielvogel (6) ...................................................      175,700         *
George G. Lowrance (7) ................................................       78,800         *
Michael R. Eisenson (8) ...............................................    2,843,656       14.5
John J. Hannan (9) ....................................................    1,843,656        9.4
Jules B. Kroll ........................................................      104,474         *
John M. Sallay (10) ...................................................    2,843,656       14.5
All directors and executive officers, without duplication (13 persons)     9,363,963       47.7

----------
*     Less than 1%.


(1) Pursuant to the regulations of the Securities and Exchange Commission (the "Commission"), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2) Includes 25,000 shares issuable upon exercise of options that are vested and exercisable within 60 days, 4,016,110 shares held by Trace and 1,000 shares held by Mr. Cogan's wife. Mr. Cogan disclaims beneficial ownership of all shares held by Trace, or his wife.
(3) Includes 41,267 shares issuable upon exercise of options that are vested and exercisable within 60 days.

(4) Includes 27,200 shares issuable upon exercise of options that are vested and exercisable within 60 days.

(5) Includes 4,000 shares issuable upon exercise of options that are vested and exercisable within 60 days.

(6) Includes 175,700 shares issuable upon exercise of options that are vested and exercisable within 60 days.

(7) Includes 29,800 shares issuable upon exercise of options that are vested and exercisable within 60 days and 10,000 shares held by Mr. Lowrance's wife. Mr. Lowrance disclaims beneficial ownership of all shares owned by his wife.

(8) Represents the shares held by Aeneas Venture Corporation ("Aeneas"). Mr. Eisenson is the Managing Director, President and Chief Executive Officer of Harvard Private Capital Group, Inc. ("Harvard Private Capital"), the investment advisor of Aeneas. Mr. Eisenson disclaims beneficial ownership of all shares held by Aeneas.

(9) Represents the shares held by AIF II, L.P. Mr. Hannan is a director of Apollo Capital Management, Inc., which is the general partner of Apollo Advisors, L.P., which is the managing general partner of AIF II, L.P. Mr. Hannan disclaims beneficial ownership of all shares held by AIF II, L.P.

(10) Represents the shares held by Aeneas. Mr. Sallay is a Managing Director of Harvard Private Capital. Mr. Sallay disclaims beneficial ownership of all shares held by Aeneas.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Jules B. Kroll, a director of the Company, is Chairman of Kroll-O'Gara, a corporate investigation and consulting firm which performs services for the Company from time to time.

     Richard Sinkfield, Executive Vice President -- Administration and Director of the Company, is a member of the law firm of Rogers & Hardin, which represents the Company in connection with various business transactions.

     Pursuant to stock purchase agreements, dated October 15, 1993 (as amended, the "Equity Facility"), among the Company and the investors named therein (the "Initial Stockholders"), the Initial Stockholders purchased an aggregate of 8,504,750 shares of Common Stock in multiple closings between 1993 and 1996 and were granted registration rights in respect of such shares. Such registration rights also apply to an additional 306,346 shares of Common Stock subsequently purchased by the Initial Stockholders and to 10,000 shares of Common Stock held by Richard Sinkfield. Among the Initial Stockholders are Carl Spielvogel, former Chairman of the Board and Chief Executive Officer of the Company, Jules
B. Kroll, a director of the Company, Trace, Aeneas and AIF II, L.P. In January 1997, Trace was also granted the right, subject to certain conditions, to have its shares of Common Stock registered in connection with a pledge of such shares to a lender. In December 1997, the Company registered shares of Common Stock on a "shelf" registration statement on behalf of its stockholders who have registration rights, including several Initial Stockholders. In addition, the Company incurred $0.3 million in fees payable to Trace for services provided in the ordinary course of business. The Company believes that the fees for all such services are on terms no less favorable to the Company than would be obtained in arm's-length negotiations with unaffiliated third parties.

     As of January 1, 1997, the Company entered into an agreement whereby the Company's exposures with respect to the majority of the extended service contracts sold by UnitedAuto Care. Inc., a wholly owned subsidiary of the Company, are to be assumed by a subsidiary of Trace in exchange for certain fees. The Company believes that the fees relating to these transactions are on terms no less favorable to the Company than would be obtained in arm's-length negotiations with an affiliated third party. Aggregate fees paid by the Company during 1997 relating to this agreement totaled approximately $3.2 million.

     The Company is the tenant under a number of lease agreements with Mr. DiFeo and members of his family. The Company believes all such leases are on terms no less favorable to the Company than would be obtained in arm's-length negotiations with unaffiliated third parties.


     APPROVAL OF THE UNITED AUTO GROUP, INC. STOCK OPTION PLAN, AS AMENDED

     The United Auto Group, Inc. Stock Option Plan (the "Option Plan") has been adopted by the Board of Directors (the "Board") and the stockholders of the Company. Effective April 29, 1998, the Board amended the Stock Plan (as so amended, the "Amended Option Plan") to increase the number of shares of the Company's Common Stock, that may be granted under the Amended Option Plan from 1,500,838 to 2,000,838 and to limit the number of shares of Common Stock with respect to which options may be granted to any eligible person in any single calendar year to 500,000. The Amended Option Plan is being submitted for approval by the Company's stockholders.

     The Amended Option Plan provides for the grant of non-qualified options ("NQOs") and incentive stock options ("ISOs"), as defined in Section 422 of the Code. The Amended Option Plan is administered by the Stock Option Committee of the Board. The Board believes that the Amended Option Plan is important to provide an inducement to obtain and retain the services of employees of the Company, its subsidiaries and affiliates, and to increase their proprietary interest in the Company's success.

     At present, all full-time employees of the Company and its subsidiaries, as well as employees of its affiliates who perform services for the Company and its subsidiaries, are eligible to participate in the Amended Option Plan. The total number of eligible employees, as of the date of this Proxy Statement, is approximately 5,300. The aggregate number of shares of Common Stock as to which stock options ("Options") may be granted under the Amended Option Plan may not exceed 2,000,838, subject to adjustment as provided in the Amended Option Plan. The number of shares of Common Stock available for grant of Options at any time under the Amended Option Plan will be decreased by the sum of the number of shares for which Options have been issued and have not yet lapsed or canceled and the number of shares already issued upon exercise of Options. The aggregate number of shares of Common Stock with respect to which Options may be granted to any eligible employee is 500,000 per calendar year. As of December 31, 1997, Options to purchase up to 1,217,800 had been granted under the Stock Option Plan, of which 839,925 were still outstanding. On April 29, 1998, the closing sale price of a share of Common Stock on the New York Stock Exchange was $17-3/4.

     Recipients of Options under the Amended Option Plan ("Optionees") are selected by the Stock Option Committee, which has sole authority (i) to determine the number of Options to be granted to such recipient, (ii) to prescribe the form or forms of the option agreements, (iii) to adopt, amend or rescind rules and regulations for the administration of the Amended Option Plan, (iv) to construe and interpret the Amended Option Plan rules and regulations, (v) to determine the exercise price of shares subject to Options,
(vi) to determine the dates on which Options become exercisable, (vii) to determine the expiration date of each Option and (viii) to cancel any Option held with the express written consent of the Optionee to be affected. Options granted under the Amended Option Plan will be evidenced by a written Option agreement between each Optionee and the Company which will set forth, among other things, the exercise price and the vesting schedule of the Options, as established by the Committee.

     The exercise price of the shares of Common Stock subject to Options will be fixed by the Stock Option Committee, in its discretion, at the time Options are granted, provided that the per share exercise price of an ISO may not be less than the fair market value of a share of Common Stock on the date of grant. All Options have a ten year term from the date of grant, subject to earlier termination upon termination of the Optionee's employment, as determined by the Committee. Options are not transferable, except by will or the laws of descent and distribution. During the lifetime of the Optionee, Options will be exercisable only by the Optionee.

     Optionees will have no voting, dividend or other rights as stockholders with respect to shares of Common Stock covered by Options prior to becoming the holders of record of such shares. All Option grants will permit the exercise price to be paid in cash or by certified check, bank draft or money order or by "cashless" exercise. The number of shares covered by Options will be appropriately adjusted in the event of any merger, recapitalization or similar corporate event (a "Merger Event"). If the Company is the surviving corporation of any Merger Event, the Optionee will receive substitute Options to purchase shares of the surviving corporation so as to preserve the value, rights and benefits of any Option granted hereunder. If the Company is not the surviving or resulting corporation of any Merger Event, the Committee may elect to pay in cash the difference between the fair market value of the Common Stock on the date of the Merger Event and the exercise price of such Options. If the Committee does not elect to make a cash payment, the surviving corporation will be required, as a condition to the Merger Event, to grant substitute Options to purchase shares of the surviving or resulting corporation so as to preserve the value, rights and benefits of any Option granted hereunder.

     The Board may at any time terminate the Amended Option Plan or from time to time make such modification or amendments to the Amended Option Plan as it may deem advisable, provided that the Board may not, without the consent of the Optionee, take action which would have a material adverse effect on outstanding Options or any unexercised rights under outstanding Options.

     The following is a brief discussion of the federal income tax consequences of transactions under the Amended Option Plan based on the Code. The Amended Option Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

     Incentive Options. No taxable income is realized by an Optionee upon the grant or exercise of an ISO. If Common Stock is issued to an Optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to such Optionee, then (i) upon sale of such shares, any amount realized in excess of the Option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to the Optionee's employer for federal income tax purposes.

     If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (i) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares and (ii) the Company will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Optionee will be taxed as short-term, mid-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

     Non-Qualified Options. With respect to NQOs, (i) no income is realized by an Optionee at the time the Option is granted, (ii) generally, at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the Option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Company is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term, mid-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Deductions for compensation attributable to NQOs (or disqualified ISOs) granted to the Company's Named Executive Officers may be subject to the deduction limits of Section 162(m) of the Code, unless such compensation qualifies as "performance-based" (as defined therein).


                               NEW PLAN BENEFITS

     Inasmuch as Options will be granted to participants under the Amended Option Plan at the sole discretion of the Committee, and no Options have been granted subject to shareholder approval, benefits under the Amended Option Plan are not determinable. The Company has therefore omitted a tabular presentation of such benefits. Compensation paid and other benefits granted in respect of Fiscal 1997 to the Named Executive Officers are set forth in the Summary Compensation Table on page 6.


THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED OPTION
                                     PLAN.


                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Subject to stockholder ratification, the Board of Directors upon recommendation of the Audit Committee, has appointed the firm of Coopers & Lybrand L.L.P. as the independent accountants of the Company for Fiscal 1998. This firm has examined the accounts of the Company since 1992. If the stockholders do not ratify this appointment, the Board will consider other independent accountants. One or more members of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to questions.

 Vote Required

     The affirmative vote of a majority of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote is required for the ratification of the independent accountants.

     The Board of Directors recommends a vote "FOR" ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants.


                         SHARE INVESTMENT PERFORMANCE

     The following graph compares the cumulative total stockholder returns on the Common Stock based on an investment of $100 after the close of the market on (i) October 23, 1996, the date of commencement of the Company's initial public offering, and (ii) the close of the market on December 31 of each year thereafter against the Standard & Poor's Index ("S&P 500") and an industry peer group consisting of the following companies: Cross-Continent Auto Retailers, Inc., Ugly Duckling Corporation and Republic Industries Inc.

                                  PERFORMANCE GRAPH

[Note: The performance graph has been omitted from the electronic version of this Proxy Statement. A tabular representation of the omitted material is set forth below.]

                               10/23/96           12/31/96         12/31/97
                               --------           --------         --------
United Auto Group, Inc.            $100             $85.83           $61.04
S&P 500 Index                       100             105.13           140.21
Peer Group                          100             107.08            77.79

     FILINGS UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes of ownership with the Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on the Company's review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and greater than 10% beneficial owners, the Company believes that all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% owners were complied with during Fiscal 1997.


                STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 1997


     Any proposals intended to be presented to stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statements for such annual meeting by, December 31, 1998. Such proposals must also meet other requirements of the rules of the Commission relating to stockholders' proposals.


                                OTHER BUSINESS


     It is not anticipated that there will be presented to the Annual Meeting any business other than the election of directors, the stock option plan amendment and the ratification of accountants, and the Board of Directors was not aware, a reasonable time before this solicitation of proxies, of any other matters which might properly be presented for action at the meeting. If any other business should come before the Annual Meeting, the persons named on the enclosed proxy card will have discretionary authority to vote all proxies in accordance with their best judgment.


     Proxies in the form enclosed are solicited by or on behalf of the Board of Directors. The cost of this solicitation will be borne by the Company. In addition to the solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally, or by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodian, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses in forwarding soliciting materials, which are not expected to exceed $5,000.


     It is important the proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the enclosed proxy card in the accompanying stamped and addressed envelope.


                                        By Order of the Board of Directors,

                                        /s/ Tambra S. King

                                        Tambra S. King
                                        April 30, 1998

                                                                    APPENDIX A


                             AMENDMENT ONE TO THE
                            UNITED AUTO GROUP, INC.
                               STOCK OPTION PLAN


         Effective April 29, 1998, the Board of Directors of United Auto Group, Inc. amended the United Auto Group, Inc. Stock Option Plan as follows:

         1. The reference to "1,500,838" in the second sentence of Article III shall be replaced with a reference to "2,000,838."

         2. The following shall be added to the end of the first paragraph of
Article III:

                  The aggregate number of shares of Common Stock with respect to which Options may be granted during any calendar year to any Eligible Employee is 500,000.

         3. The first paragraph of Article X shall be deleted and the following shall be inserted in its place:

                  The aggregate and maximum number of shares of Common Stock which may be purchased or acquired pursuant to Options granted hereunder, the number of shares of Common Stock to which each Option relates, the Exercise Price in respect of such Option, and the maximum number of shares which may be granted to each Eligible Employee during any calendar year shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or stock distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration in any form permitted under Delaware law. Any adjustment shall be conclusively determined by the Committee.

                            UNITED AUTO GROUP, INC.

                               STOCK OPTION PLAN



                                     * * *


                                   ARTICLE I

                                    Purpose

                  This Stock Option Plan (the "Plan") is intended to encourage stock ownership in United Auto Group, Inc. (the "Company") by employees of the Company and its subsidiaries and affiliates in order to increase their proprietary interest in the Company's success and to encourage such employees to remain in the employ of the Company and its subsidiaries or affiliates.


                                  ARTICLE II

                              Certain Definitions

                  "Board" shall mean the Board of Directors of the Company.

                  "Class A Preferred Stock" shall mean the Class A Convertible Preferred Stock of the Company, par value $0.0001 per share.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Stock Option Committee of the Board.

                  "Common Stock" shall mean the voting common stock of the Company, par value $0.0001 per share.

                  "Eligible Employee" shall mean (i) any person employed on a full-time basis by the Company or any of its subsidiaries or (ii) any person employed by an affiliate of the Company who performs services for the Company or any of its subsidiaries.

                  "Exercise Price" shall have the meaning assigned to such term in Article VI hereof.

                  "IPO" shall mean a "Qualified Public Offering" as such term is defined in the Company's Restated Certificate of Incorporation as in effect on the date the Plan is adopted by the Board or the completion of a sale of capital stock of the Company (or a subsidiary of the Company) pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended, and which has been deemed to be a Qualified Public Offering by the holders of a majority of the outstanding shares of the Class A Preferred Stock of the Company.

                  "ISO" shall mean an "incentive stock option" within the meaning of Section 422 of the Code.

                  "Option" shall mean any option granted under the Plan.

                  "Optionee" shall mean any holder of an Option.

                  "Option Agreement" shall mean the agreement between an Optionee and the Company governing Options granted under the Plan, the forms of which shall be consistent with the terms of the Plan but need not be identical.

                  "Non-Qualified Option" shall mean an Option which is not an ISO.


                                  ARTICLE III

                                     Stock

                  The stock to be issued upon the exercise of Options shall be shares of authorized but unissued Common Stock or previously issued shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted under the Plan at any time shall not exceed 1,500,838, subject to adjustment from time to time in accordance with the provisions of Article X hereof.

                  The number of shares of Common Stock available for grant of Options at any time under the Plan shall be decreased by the sum of (i) the number of shares with respect to which Options have been issued and have not lapsed or been cancelled, in each case, prior to such time and (ii) the number of shares issued prior to such time upon exercise of Options. In the event that any outstanding Option under the Plan lapses in accordance with Articles VII or VIII hereof, prior to the end of the period during which Options may be granted, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for the granting of Options under the Plan.

                                  ARTICLE IV

                                 Participation

                  Optionees shall be limited to Eligible Employees who have received written notice of their selection to participate in the Plan and who have entered into an Option Agreement. Each Option Agreement shall state the total number of shares of Common Stock which are subject to the Option granted. No Eligible Employee shall at any time have a right to be selected as a participant.

                                   ARTICLE V

                                Administration

                  The Plan shall be administered by the Committee which shall have sole authority, in its absolute discretion: (a) to select which Eligible Employees shall be granted Options; (b) to determine the number of Options to be granted to such Eligible Employees and whether such Options shall be ISOs or Non-Qualified Options; (c) to prescribe the form or forms of the Option Agreements under the Plan; (d) to adopt, amend or rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; and (e) to construe and interpret the Plan, and all such rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee made in good faith shall be final and binding on all participants. Neither the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, counsel fees) arising therefrom to the full extent permitted by Delaware law and under any directors' and officers' liability insurance coverage which may be in effect from time to time.


                                  ARTICLE VI

                                Exercise Price

                  The Exercise Price per share of Common Stock covered by Options granted under the Plan shall be established on or prior to the date of grant by the Committee and shall be set forth in the Optionee's Option Agreement. Payment shall be made in full upon exercise of the Option by delivering to the Company at its principal executive offices cash or a certified check, bank draft or money order payable to the order of the Company in the aggregate amount of the Exercise Price, or in accordance with any cashless exercise procedures adopted by the Committee from time to time.

                                  ARTICLE VII

                              Vesting of Options

                  All Options granted under the Plan shall vest and become exercisable in accordance with vesting schedules established by the Committee at the time of grant.


                                 ARTICLE VIII

                           Termination of Employment

                  Each Option will have a tenyear term from the date of grant, subject to earlier termination upon termination of the Optionee's employment, as determined by the Committee. The Committee may also provide that the Company shall have the right prior to the IPO to repurchase any shares of Common Stock held by an Optionee whose employment has terminated, at such price as shall be established by the Committee at the time of grant.


                                  ARTICLE IX

                                Transferability

                  Options shall not be transferable, except by will or the laws of descent and distribution. During the lifetime of the Optionee, Options shall be exercisable only by the Optionee.


                                   ARTICLE X

                 Adjustment for Recapitalization, Merger, Etc.

                  The aggregate and maximum number of shares of Common Stock which may be purchased or acquired pursuant to Options granted hereunder, the number of shares of Common Stock to which each Option relates and the Exercise Price in respect of such Option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or stock distributions or other increases or decreases in the outstanding shares of Common Stock effected without receipt of consideration in any form permitted under Delaware law. Any adjustment shall be conclusively determined by the Committee.

                  Except as otherwise provided in the Optionee's Option
Agreement:

                  (i) If the Company is the surviving corporation of any merger, reorganization or other business combination with any person or entity (such merger, reorganization or other business combination referred to as a "Merger Event"), the Optionee shall be entitled to receive, with respect to Options, substitute stock options to purchase shares of the surviving corporation on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the value, rights and benefits of any Option granted hereunder, as of the date of the execution of the agreement evidencing the Merger Event.

                  (ii) If the Company is not the surviving corporation in a Merger Event, the Committee may at its election cause payment to be made to each Optionee, in cash, an amount equal to the excess of the fair market value, on the date of the Merger Event, of the Common Stock subject to such Optionee's Options (whether vested or unvested, as determined by the Committee) over the Exercise Price of such Options on such date, and all such Options shall be cancelled upon receipt by the Optionee of such cash payment, without the need for obtaining the consent of the Optionee. If, upon such a Merger Event, the Committee declines to make such cash payment, the surviving or resulting corporation, as the case may be, or any parent or acquiring corporation thereof, shall, as a condition to the occurrence of the Merger Event, be obligated by the Company to grant substitute options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve (in the discretion of the Committee) the value, rights and benefits of any Option granted hereunder, as of the date of the execution of the agreement evidencing the Merger Event.

                  Upon receipt by the Optionee of any substituted options in the surviving corporation in any Merger Event, all Options for which substituted options were received shall be cancelled.

                  The foregoing adjustments and the manner of application of the foregoing provisions, including, without limitation, the issuance of any substitute Options and any determination of the fair market value of the Common Stock, shall be determined in good faith by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.


                                  ARTICLE XI

                            Rights as a Stockholder

                  An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his Option until he shall have become the holder of record of such shares, and he shall not be entitled to any dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                  ARTICLE XII

                               Employment Rights

                  Nothing in the Plan or in any Option Agreement entered into hereunder shall confer on any Optionee who is an employee of the Company or any of its subsidiaries or affiliates any right to continue in the employ of the Company or any of its subsidiaries or affiliates or to interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate the Optionee's employment at any time.


                                 ARTICLE XIII

                             Transfer Restrictions

                  Appropriate legends shall be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect any relevant transfer restrictions.


                                  ARTICLE XIV

                      Amendment or Discontinuance of Plan

                  The Board may from time to time, to the extent permitted by applicable law, amend, suspend, or discontinue the Plan; provided, however, that the Board may not take any action which would have a material adverse effect on outstanding Options or any unexercised rights under outstanding Options without the consent of the Optionee whose options would be adversely affected thereby.


                                  ARTICLE XV

                            Cancellation of Options

                  The Committee, in its discretion, may, with the express written consent of the Optionee to be affected, cancel any Option held by such consenting Optionee hereunder.

                                  ARTICLE XVI

                                 Miscellaneous

                  (a) The Company may, in its discretion, require that an Optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary under law to satisfy its obligations to withhold Federal, state, or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                  (b) Anything in the Plan or any Option Agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any issue of shares of Common Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the Optionee (or the Optionee's personal legal representative or transferee) to take any action in connection with any such shares to be issued, the issue of such shares shall be deferred until such action shall have been taken, provided, however, that the Company shall not be required to take such action.

                  (c) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of law thereof.

                  (d) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

                  (e) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan or other amount required to be reported as income for Federal income tax purposes shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company.

                  (f) The expenses of administering the Plan shall be borne by the Company. The proceeds received by the Company from the exercise of any Options pursuant to the Plan will be used for general corporate purposes.

                  (g) Masculine pronouns and other words of masculine gender shall refer to both men and women.

                  (h) The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.


                                 ARTICLE XVII

                          Special Provisions for ISOs

                  (a) ISOs must be granted within ten years from the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

                  (b) ISOs may not be exercised after the expiration of ten years from the date such ISOs are granted.

                  (c) The Exercise Price of ISOs may not be less than the fair market value of a share of Common Stock at the time such ISOs are granted, as determined by the Committee. In such case, fair market value shall be determined in a manner consistent with the rules and regulations under Section 422 of the Code.

                  (d) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

                  (e) To the extent the aggregate fair market value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and all "subsidiary corporations" of the Company within the meaning of Section 424(f) of the Code) exceeds $100,000, such ISOs shall be treated as Non-Qualified Options. For purposes of the preceding sentence, the fair market value of the Common Stock shall be determined by the Committee at the time the ISO covering such stock is granted.

                  (f) No ISOs may be granted under the Plan unless the Plan has been approved by the shareholders of the Company within 12 months before or after the date of the Plan's adoption by the Board.

                                                              APPENDIX B
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
UNITED AUTO GROUP, INC.

The undersigned hereby revokes all prior proxies and appoints Karl H. Winters and Philip N. Smith, Jr., and each of them, as proxies with full power of substitution, to vote on behalf of the undersigned the same number of shares of Voting Common Stock of United Auto Group, Inc. which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders to be held on Thursday, May 21, 1998 at 9:00 a.m., local time, at the Regency Hotel, 540 Park Avenue, Ballroom, New York, New York, and at any postponements or adjournments thereof, on any matter properly coming before the meeting, and specifically the matters described on the reverse side hereof:


                                             Date: -------------------  , 1998.




                                                     --------------------------

                                                     (Signature of Stockholder)




                                                     --------------------------

                                                     (Signature of Stockholder)



                                                     Note: Please sign your
                                                     name exactly as it is
                                                     shown at the left. When
                                                     signing as attorney,
                                                     executor, administrator,
                                                     trustee, guardian or
                                                     corporate officer, please
                                                     give your full title as
                                                     such. EACH joint owner is
                                                     requested to sign.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE PAID ENVELOPE.(Continued on reverse side)

                                  Please mark
                                 your votes as     [X]
                                  indicated in
                                  this example

1. To elect three Class II directors to serve until the 2001 annual meeting of stockholders or until their respective successors are duly elected and qualified;

           [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY
             (except as marked to the contrary)       (to vote for all nominees listed below)

 Jules B. Kroll, Robert H. Nelson, Richard Sinkfield

 (Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided below:)


 ----------------------------------------------------------------------------
2. To approve an amendment to the Company's Stock Option Plan.

             FOR  [ ]          AGAINST  [ ]          ABSTAIN  [ ]

3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ended December 31, 1998.

             FOR  [ ]          AGAINST  [ ]          ABSTAIN  [ ]

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


THE PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, FOR THE AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN, FOR THE RATIFICATION OF ACCOUNTANTS AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.